EXHIBIT 99.1

PRESS RELEASE

Contact Information:	Investors/Media
Kite Realty Group Trust	Kite Realty Group Trust
Dan Sink, Chief Financial Officer	Adam Basch, Financial Analyst
(317) 577-5609	(317) 578-5161
dsink@kiterealty.com	abasch@kiterealty.com

Kite Realty Group Trust Reports
Fourth Quarter and Full Year 2013 Results

Indianapolis, Ind., February 10, 2014 – Kite Realty Group Trust (NYSE: KRG) (the “Company”) announced today operating results for the fourth quarter and full year ended December 31, 2013.   Financial statements and exhibits attached to this release include results for the three and twelve months ended December 31, 2013 and 2012.

John A. Kite, Kite Realty Group’s Chairman and Chief Executive Officer, said "Our team successfully completed and integrated the acquisition of a $304 million unencumbered portfolio of high-quality retail properties during the quarter, enabling us to expand our presence in our core markets and de-lever our balance sheet.  We are eager to begin adding value to these assets through our intense redevelopment and asset management programs. In addition, we delivered two very strong 90% leased development projects to the operating portfolio and expect to deliver another in the first quarter.  Our overall operating portfolio also continues to perform very well as we ended the year at 95.3% leased, achieved very solid increases in our cash rent spreads, and grew our same property net operating income by a strong 4.9%.  We are looking forward to capitalizing on this solid performance in 2014."

Financial Results

•
Funds From Operations (FFO), was $12.1 million, or $0.10 per diluted common share, for the fourth quarter of 2013, compared to $8.5 million, or $0.10 per diluted common share, for the same period in 2012.  As adjusted for certain items, FFO was $13.8 million, or $0.11 per diluted common share, for the fourth quarter of 2013, compared to $8.2 million, or $0.10 per diluted common share, for the fourth quarter of 2012.

•
FFO was $47.6 million, or $0.47 per diluted common share, for the year ended December 31, 2013, compared to $30.5 million, or $0.41 per diluted common share, in 2012.  As adjusted for certain items, FFO was $0.48 per diluted common share for the year ended December 31, 2013, compared to $0.43 per diluted common share, in 2012, representing a strong 11.6% growth year over year.

•
Revenue from recurring property operations increased 39% in the fourth quarter of 2013 over the fourth quarter of 2012 and 28% for the year ended December 31, 2013 compared to the year ended December 31, 2012.

For the three months ended December 31, 2013, FFO was $12.1 million, or $0.10 per diluted common share for Kite Realty Group, L.P.’s real estate properties in which the Company owns an interest (to which we refer as “Kite Portfolio”), compared to $8.5 million, or $0.10 per diluted common share, for the same period in the prior year.  As adjusted for certain items, FFO for the three months ended December 31, 2013 was $13.8 million, or $0.11 per diluted common share for the Kite Portfolio, compared to $8.2 million, or $0.10 per diluted common share, for the same period in the prior year. FFO per diluted common share in 2013 reflects the Company’s issuance of 36.8 million common shares in November 2013 to fund the acquisition of a portfolio of nine retail operating properties.

For the twelve months ended December 31, 2013, FFO was $47.6 million, or $0.47 per diluted common share, for the Kite Portfolio compared to $30.5 million, or $0.41 per diluted common share, for the prior year.  As adjusted for certain items, FFO for the twelve months ended December 31, 2013 was $48.5 million, or $0.48 per diluted common share for the Kite Portfolio, compared to $32.0 million, or $0.43 per diluted common share, for the prior year.

Net loss attributable to common shareholders for the three months ended December 31, 2013 was $1.7 million compared to a net loss of $6.5 million for the same period in 2012.  Net loss attributable to common shareholders during the three months ended December 31, 2012 included an $8.0 million net non-cash remeasurement loss from the acquisition of our partner’s interest in and related consolidation of Parkside Town Commons.

For the twelve months ended December 31, 2013, net loss attributable to common shareholders was $11.3 million compared to a net loss of $12.3 million for the twelve months ended December 31, 2012.  Net loss attributable to common shareholders for the twelve months ended December 31, 2013 included a $5.4 million non-cash impairment charge and $2.2 million of acquisition related costs, while net loss attributable to common shareholders for the twelve months ended December 31, 2012 included the $8.0 million non-cash remeasurement loss discussed above.

Investments in Properties for the Fourth Quarter

•	Acquired a portfolio of nine retail properties in Texas, Florida, Georgia and Alabama for a purchase price of $304 million.

•	Substantially completed Phase I of Holly Springs Towne Center, the 91% leased development in Raleigh, North Carolina.

•	Substantially completed Four Corner Square, the 90% leased redevelopment property in Seattle, Washington.

•	Subsequent to the end of the fourth quarter, completed the sale of our 50th & 12th operating property in Seattle, Washington, generating $8.6 million in proceeds.

Acquisitions

In November, the Company acquired a portfolio of nine retail operating properties for an aggregate purchase price of $304 million.  The portfolio has an aggregate gross leasable area (GLA) of approximately 2.0 million square feet and was 93.3% leased as of December 31, 2013.  Seven of the acquired properties are located in the Company’s existing markets of Florida, Georgia and Texas, while two of the acquired properties are in a new market for the Company, Birmingham, Alabama.  The acquisition was funded with combination of net proceeds from the Company’s November common equity offering and borrowings on its revolving line of credit.

Dispositions
During the fourth quarter, the Company sold a 12.8 acre parcel of land adjacent to its Parkside Town Commons development project in Raleigh, North Carolina for net proceeds of $5.3 million and recognized no gain or loss.

Subsequent to the end of the year, the Company sold its 50th & 12th operating property in Seattle, Washington which was 100% leased to Walgreens. The Company used a portion of the $8.6 million of proceeds from the sale of this property to retire the fixed rate loan secured by the property.

Development

As of December 31, 2013, the Company owned interests in two development projects under construction, Delray Marketplace in Delray Beach, Florida and Parkside Town Commons, that were in the aggregate 75.5% pre-leased or committed.  The total estimated cost of these projects is approximately $208.5 million, of which approximately $153.7 million had been incurred as of December 31, 2013.

During the fourth quarter, Phase I of Holly Springs Towne Center in Holly Springs, North Carolina (Raleigh MSA) was transitioned to the Company’s operating portfolio.  The project was 90.8% leased as of December 31, 2013 and is anchored by Target, Dick’s Sporting Goods, Marshalls, Michael’s, and Petco.

Redevelopment

As of December 31, 2013, the Company owned two redevelopment properties under construction that were in the aggregate 87.1% pre-leased or committed.  LA Fitness is expected to open at Bolton Plaza, in Jacksonville, Florida in the first quarter of 2014 and will anchor the center along with Academy Sports and Outdoors.  The Company also continues the redevelopment of King’s Lake Square in Naples, Florida with work on a new and upgraded Publix grocery store.  The new Publix store is expected to open in the second quarter of 2014.

In the fourth quarter, Four Corner Square in Maple Valley, Washington (Seattle MSA) was transitioned to the Company’s operating portfolio.  The project was 89.6% leased as of December 31, 2013 and is anchored by Johnson’s Do-It-Center, Walgreens, and Grocery Outlet.

Portfolio Operations

•	Same Property Net Operating Income was strong, reflecting an increase of 4.9% in both the fourth quarter of 2013 and for the full year of 2013 over the same periods in the prior year.

•	The total portfolio was 95.3% leased at year-end.

•	Executed 54 new and renewal leases for 247,000 square feet during the fourth quarter for aggregate cash rent spreads of 15.6%.

As of December 31, 2013, the Company owned interests in 68 operating properties totaling approximately 11.9 million square feet.  The owned GLA in the Company’s retail operating portfolio was 95.3% leased as of December 31, 2013, compared to 94.2% leased as of December 31, 2012.  The owned net rentable area of the Company’s two commercial properties was 95.2% leased as of December 31, 2013 compared to 93.6% leased as of December 31, 2012.

On a same property basis, the leased percentage of the 49 operating properties increased to 96.1% at December 31, 2013 from 94.4% at December 31, 2012.  Same property net operating income for these properties increased 4.9% in the fourth quarter of 2013 compared to the same period in the prior year, the 12th consecutive quarter of same property net operating income growth.  Same property net operating income for the full year of 2013 also increased 4.9% over the same period in 2012.

The Company executed 54 new and renewal leases during the fourth quarter of 2013 totaling 247,000 square feet.  The Company generated positive cash leasing spreads in the quarter with new leases up 25.6% and renewals up 2.7% for a blended spread of 15.6%.

Capital Markets Activities

•	Issued 36.8 million common shares in the fourth quarter for net proceeds of $217 million which were used to partially fund the acquisition of a portfolio of nine unencumbered retail properties.

•	Closed on a construction loan with a capacity of $87.2 million for Parkside Town Commons – Phases I and II in Raleigh, North Carolina.

•	Closed on a new $18.9 million variable rate loan secured by our Thirty South commercial property.

In November, the Company completed a public offering of 36.8 million common shares at a public offering price of $6.16 per share, which generated net proceeds to the Company of approximately $217 million.  The Company initially used the proceeds to repay borrowings under its unsecured revolving credit facility and subsequently redeployed the proceeds to fund a portion of the purchase price of the portfolio of nine unencumbered retail properties.

During the fourth quarter, the Company closed on a construction loan with a capacity of $87.2 million for Phases I and II of its Parkside Town Commons development project in Cary, North Carolina (Raleigh MSA).  The loan bears a variable interest rate of LIBOR plus 210 basis points.

The Company also closed on a seven-year variable rate loan for its Thirty South commercial property in Indianapolis, Indiana totaling $18.9 million.  The Company subsequently entered into a $16.2 million interest rate hedge on this loan reflecting a fixed interest rate of 4.17%.

Distributions

On December 19, 2013, the Board of Trustees declared a quarterly common share cash distribution of $0.06 per common share for the quarter ended December 31, 2013 payable to shareholders of record as of January 6, 2014.  This distribution was paid on January 13, 2014.  The Board of Trustees anticipates declaring a quarterly cash distribution for the quarter ending March 31, 2014 later in the first quarter.

On February 7, 2014, the Board of Trustees declared a quarterly preferred share cash distribution of $0.515625 per preferred share covering the distribution period from December 2, 2013 to March 1, 2014 payable to shareholders of record as of February 21, 2014.  This distribution will be paid on or before March 1, 2014.

2014 Earnings Guidance

The Company currently expects FFO for the year ending December 31, 2014 to be within a range of $0.48 to $0.52 per diluted common share and net income to be within a range of $0.00 to $0.04 per diluted common share.  FFO is considered a non-GAAP financial measure.  Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors when measuring operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains or losses from sales, impairments of operating properties and depreciation and amortization, which can make analyses of operating performance more difficult.

While other factors may impact FFO and net earnings, the Company’s 2014 guidance is based primarily on the following assumptions:

•	Portfolio leased percentage ranging from 95% to 96% at December 31, 2014;
•	An increase of 3.0% to 4.0% in same property net operating income compared to the prior year;
•	Asset dispositions ranging from $40 million to $50 million;
•	Transactional FFO ranging from $0.02 to $0.04 per diluted common share;
•	Commencement of redevelopment activities at Hamilton Crossing in Carmel, Indiana in July; and
•	Guidance assumptions do not include any acquisitions or acquisition costs.

The Company’s 2014 guidance is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change.  The Company may change its guidance as actual and anticipated results vary from these assumptions.

Following is a reconciliation of the range of 2014 estimated net income per diluted common share to estimated FFO per diluted common share:

Guidance Range for 2014	Low	High
Net income per diluted common share	$0.00	$0.04
Depreciation and amortization	0.48	0.48
FFO per diluted common share	$0.48	$0.52

Non-GAAP Financial Measures
Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO and FFO, as adjusted, are helpful to investors when measuring operating performance because they exclude various items included in net income or loss that do not relate to or are not indicative of operating performance, such as gains or losses from sales and impairments of operating properties, and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, we have also provided FFO adjusted for the litigation charge and related recovery recorded in the first quarter and fourth quarter of 2012, respectively, the write-off of deferred loan costs in the second quarter of 2013, and transaction costs associated with the acquisition of the portfolio of nine retail operating properties in the fourth quarter of 2013.  We believe this supplemental information provides a meaningful measure of our operating performance.  The Company believes presenting FFO and adjusted FFO in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.  A reconciliation of net income to FFO and adjusted FFO are included in the attached table.

Earnings Conference Call

The Company will conduct a conference call to discuss its financial results on Monday, February 10th at 1:00 p.m. eastern time.  A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com.  The dial-in numbers are (866) 700-5192 for domestic callers and (617) 213-8833 for international callers (passcode 66262474).  In addition, a telephonic replay of the call will be available until May 10, 2014.  The replay dial-in telephone numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers (passcode 11198830).

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in selected markets in the United States.  At December 31, 2013, the Company owned interests in a portfolio of 72 operating and redevelopment properties totaling approximately 12.4 million square feet and two properties currently under development totaling 0.8 million square feet.

Safe Harbor

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy, financing risks, including the availability of and costs associated with sources of liquidity, the Company’s ability to refinance, or extend the maturity dates of, its indebtedness, the level and volatility of interest rates, the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies, the competitive environment in which the Company operates, acquisition, disposition, development and joint venture risks (including the impact of the acquisition of the portfolio of nine retail operating properties and financing thereof, and the Company’s ability to successfully integrate the operations of the acquired properties), property ownership and management risks, the Company’s ability to maintain its status as a real estate investment trust for federal income tax purposes, potential environmental and other liabilities, impairment in the value of real estate property the Company owns, risks related to the geographical concentration of our properties in Indiana, Florida and Texas, the dilutive effects of future offerings of issuing additional securities, and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, which discuss these and other factors that could adversely affect the Company’s results. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

###

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

	December 31, 2013	December 31, 2012
Assets:
Investment properties, at cost:
Land	$333,458,070	$239,690,837
Land held for development	56,078,488	34,878,300
Buildings and improvements	1,351,641,925	892,508,729
Furniture, equipment and other	4,970,310	4,419,918
Construction in progress	130,909,478	223,135,354
	1,877,058,271	1,394,633,138
Less: accumulated depreciation	(232,580,267)	(194,297,531)
	1,644,478,004	1,200,335,607
Cash and cash equivalents	18,134,320	12,482,701
Tenant receivables, including accrued straight-line rent of $14,490,070 and $12,189,449, respectively, net of allowance for uncollectible accounts	24,767,556	21,210,754
Other receivables	4,566,679	4,946,219
Escrow deposits	11,046,133	12,960,488
Deferred costs, net	56,387,586	35,322,792
Prepaid and other assets	4,546,752	1,398,344
Total Assets	$1,763,927,030	$1,288,656,905

Liabilities and Equity:
Mortgage and other indebtedness	$857,144,074	$699,908,768
Accounts payable and accrued expenses	61,437,187	54,187,172
Deferred revenue and other liabilities	44,313,402	20,269,501
Total Liabilities	962,894,663	774,365,441

Commitments and contingencies

Redeemable noncontrolling interests in the Operating Partnership	43,927,540	37,669,803

Equity:
Kite Realty Group Trust Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, 4,100,000 shares issued and outstanding, respectively	102,500,000	102,500,000
Common Shares, $.01 par value, 200,000,000 shares authorized 130,826,217 shares and 77,728,697 shares issued and outstanding, respectively	1,308,262	777,287
Additional paid in capital	821,526,172	513,111,877
Accumulated other comprehensive income (loss)	1,352,850	(5,258,543)
Accumulated deficit	(173,130,113)	(138,044,264)
Total Kite Realty Group Trust Shareholders’ Equity	753,557,171	473,086,357
Noncontrolling Interests	3,547,656	3,535,304
Total Equity	757,104,827	476,621,661
Total Liabilities and Equity	$1,763,927,030	$1,288,656,905

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Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2013 and 2012
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenue:
Minimum rent	$26,778,302	$19,092,839	$93,637,268	$72,999,892
Tenant reimbursements	7,071,611	5,324,590	24,422,357	19,495,535
Other property related revenue	2,128,567	1,106,974	11,428,702	4,044,016
Total revenue	35,978,480	25,524,403	129,488,327	96,539,443
Expenses:
Property operating	6,146,950	4,478,274	21,729,251	16,756,287
Real estate taxes	4,578,034	3,399,388	15,262,928	12,857,722
General, administrative and other	2,141,729	1,861,391	8,210,793	7,117,195
Acquisition costs	1,647,740	185,261	2,214,567	364,364
Litigation charge, net	—	(281,995)	—	1,007,451
Depreciation and amortization	13,913,089	9,459,751	54,479,023	38,834,559
Total expenses	28,427,542	19,102,070	101,896,562	76,937,578
Operating income	7,550,938	6,422,333	27,591,765	19,601,865
Interest expense	(7,181,116)	(5,701,182)	(27,993,577)	(23,391,937)
Income tax (expense) benefit of taxable REIT subsidiary	(155,927)	99,989	(262,404)	105,984
Remeasurement loss on consolidation of Parkside Town Commons, net	—	(7,979,626)	—	(7,979,626)
Other (expense) income	(23,231)	110,837	(62,381)	209,045
Income (loss) from continuing operations	190,664	(7,047,649)	(726,597)	(11,454,669)
Discontinued operations1:
Income (loss) from operations, excluding impairment charge	230,048	(103,401)	834,505	655,647
Impairment charge	—	—	(5,371,427)	—
Gain on debt extinguishment	—	—	1,241,724	—
Gain on sale of operating properties	—	1,913,670	486,540	7,094,238
Income (loss) from discontinued operations	230,048	1,810,269	(2,808,658)	7,749,885
Consolidated net income (loss)	420,712	(5,237,380)	(3,535,255)	(3,704,784)
Net loss (income) attributable to noncontrolling interests	34,193	884,528	685,520	(629,063)
Net income (loss) attributable to Kite Realty Group Trust	454,905	(4,352,852)	(2,849,735)	(4,333,847)
Dividends on preferred shares	(2,114,063)	(2,114,063)	(8,456,251)	(7,920,002)
Net loss attributable to common shareholders	$(1,659,158)	$(6,466,915)	$(11,305,986)	$(12,253,849)

Net (loss) per common share attributable to Kite Realty Group Trust common shareholders – basic and diluted
Loss from continuing operations attributable to common shareholders	$(0.02)	$(0.12)	$(0.09)	$(0.26)
Income (loss) from discontinued operations attributable to common shareholders	0.01	0.03	(0.03)	0.08
Net loss attributable to common shareholders	$(0.01)	$(0.09)	$(0.12)	$(0.18)

Weighted average common shares outstanding – basic and diluted	113,474,270	74,966,736	94,141,738	66,885,259
Dividends declared per common share	$0.06	$0.06	$0.24	$0.24

Loss attributable to Kite Realty Group Trust common shareholders:
Loss from continuing operations	$(1,876,323)	$(8,344,940)	$(8,685,508)	$(17,570,593)
Income (loss) from discontinued operations	217,165	1,878,025	(2,620,478)	5,316,744
Net loss attributable to Kite Realty Group Trust common shareholders	$(1,659,158)	$(6,466,915)	$(11,305,986)	$(12,253,849)

Kite Realty Group Trust
Funds From Operations
For the Three and Twelve Months Ended December 31, 2013 and 2012
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Consolidated net income (loss)	$420,712	$(5,237,380)	$(3,535,255)	$(3,704,784)
Less dividends on preferred shares	(2,114,063)	(2,114,063)	(8,456,251)	(7,920,002)
Less net income attributable to noncontrolling interests in properties	(31,021)	(25,910)	(120,771)	(137,552)
Less gain on sale of operating properties	—	(1,913,670)	(486,540)	(7,094,238)
Add remeasurement loss on consolidation of Parkside Town Commons, net	—	7,979,626	—	7,979,626
Add impairment charge	—	—	5,371,427	—
Add depreciation and amortization, net of noncontrolling interests	13,831,109	9,775,837	54,850,148	41,357,472
Funds From Operations of the Kite Portfolio1	12,106,737	8,464,440	47,622,758	30,480,522
Less redeemable noncontrolling interests in Funds From Operations	(668,457)	(696,033)	(3,194,745)	(3,020,454)
Funds From Operations allocable to the Company1	$11,438,280	$7,768,407	$44,428,013	$27,460,068

Basic and Diluted FFO per share of the Kite Portfolio	$0.10	$0.10	$0.47	$0.41

Funds From Operations of the Kite Portfolio	$12,106,737	$8,464,440	$47,622,758	$30,480,522
Add back: litigation charge, net	—	(281,995)	—	1,007,451
Add back: portfolio acquisition costs	1,647,740	—	1,647,740	—
Less: gain on debt extinguishment	—	—	(1,241,724)	—
Add back: accelerated amortization of deferred financing fees	—	—	488,629	500,028
Funds From Operations of the Kite Portfolio, as adjusted	$13,754,477	$8,182,445	$48,517,403	$31,988,001
Basic and Diluted FFO per share of the Kite Portfolio, as adjusted	$0.11	$0.10	$0.48	$0.43

Basic weighted average Common Shares outstanding	113,474,270	74,966,736	94,141,738	66,885,259
Diluted weighted average Common Shares outstanding	113,727,851	75,332,552	94,385,686	67,226,023
Basic weighted average Common Shares and Units outstanding	120,189,380	81,706,988	100,869,147	74,279,746
Diluted weighted average Common Shares and Units outstanding	120,442,961	82,072,803	101,113,095	74,620,510

____________________
1
“Funds From Operations of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest. “Funds From Operations allocable to the Company” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

-  -

Kite Realty Group Trust
Same Property Net Operating Income
For the Three and Twelve Months Ended December 31, 2013 and 2012
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	% Change	2013	2012	% Change
Number of properties at period end1	49	49		49	49

Leased percentage at period end	96.1%	94.4%		96.1%	94.4%
Occupied Percentage at period end	92.4%	90.6%		92.4%	90.6%

Minimum rent	$17,654,388	$17,105,984		$69,924,808	$67,555,423
Tenant recoveries	5,316,325	5,112,321		20,779,633	19,350,746
Other income	801,948	758,890		2,608,143	2,611,709
	23,772,661	22,977,195		93,312,584	89,517,878

Property operating expenses	4,643,289	4,882,278		19,166,640	18,674,203
Real estate taxes	3,484,407	3,186,358		13,355,602	12,880,350
	8,127,696	8,068,636		32,522,242	31,554,553
Net operating income – same properties (49 properties)2	15,644,965	14,908,559	4.9%	60,790,342	57,963,325	4.9%

Reconciliation to Most Directly Comparable GAAP Measure:

Net operating income - same properties	$15,644,965	$14,908,559		$60,790,342	$57,963,325
Net operating income - non-same activity	9,608,531	2,738,182		31,705,805	8,962,109
Other income (expense), net	(179,158)	210,826		(324,785)	315,029
General and administrative expense	(2,141,729)	(1,861,391)		(8,210,792)	(7,117,195)
Acquisition expense	(1,647,740)	(185,261)		(2,214,567)	(364,364)
Litigation charge, net	-	281,995		-	(1,007,451)
Depreciation expense	(13,913,089)	(9,459,751)		(54,479,023)	(38,834,559)
Interest expense	(7,181,116)	(5,701,182)		(27,993,577)	(23,391,937)
Discontinued operations	230,048	(103,401)		834,505	655,647
Impairment charge	-	-		(5,371,427)	-
Gain on debt extinguishment	-	-		1,241,724	-
Remeasurement loss on consolidation of Parkside Town Commons	-	(7,979,626)		-	(7,979,626)
Gain on sales of operating properties	-	1,913,670		486,540	7,094,238
Net loss (income) attributable to noncontrolling interests	34,193	884,528		685,520	(629,063)
Dividends on preferred shares	(2,114,063)	(2,114,063)		(8,456,251)	(7,920,002)
Net loss attributable to common shareholders	$(1,659,158)	$(6,466,915)		$(11,305,986)	$(12,253,849)

____________________
1	Same Property analysis excludes operating properties in redevelopment.

2
Excludes net gains from outlot sales, straight-line rent revenue, bad debt expense, lease termination fees, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any.

The Company believes that Net Operating Income is helpful to investors as a measure of its operating performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization, interest expense, and impairment, if any.  The Company believes that Same Property NOI is helpful to investors as a measure of its operating performance because it includes only the NOI of properties that have been owned for the full period presented, which eliminates disparities in net income due to the redevelopment, acquisition or disposition of properties during the particular period presented, and thus provides a more consistent metric for the comparison of the Company's properties.  NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of the Company's financial performance.